UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

CHERRY HILL MORTGAGE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-36099	461315605
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
(Address of principal executive offices, including zip code)

877.870.7005
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHMI	New York Stock Exchange
8.20% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRA	New York Stock Exchange
8.250% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value	CHMI-PRB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2019, the Board of Directors of Cherry Hill Mortgage Investment Corporation (the “Company”) accepted the retirement of Martin Levine as Chief Financial Officer, Treasurer and Secretary of the Company effective on that date.

On June 12, 2019, the Company’s Board of Directors appointed Michael Hutchby, age 41, as the Chief Financial Officer, Treasurer and Secretary of the Company effective on that date.

Mr. Hutchby has served as the Company’s Controller from October 2013 to  the present. Prior to joining the Company in 2013, Mr. Hutchby was Vice President, Capital Markets at Freedom Mortgage Corporation (“FMC”), specializing in M&A, corporate development and capital raising. From 2011 to 2012, Mr. Hutchby worked at Sterne, Agee & Leach, where he was an investment banking senior associate in the Financial Institutions Group. From 2009 to 2011, Mr. Hutchby was a Vice President, M&A and Strategic Advisory at Madison Place Partners, Inc.,.an asset management software company specializing in mortgage related risk and servicing products. Prior to that , Mr. Hutchby held various positions at Bank of America Merrill Lynch, and Sungard Energy Systems. Mr. Hutchby has a B.A. in Economics from The Johns Hopkins University and an M.B.A. from the Stern School of Business at New York University.

Mr. Hutchby’s cash compensation is determined and paid by the Company’s external manager, Cherry Hill Mortgage Management, LLC, through its services agreement with FMC. Mr. Hutchby participates in the Company’s 2013 Equity Incentive Plan.

There are no arrangements or understandings between Mr. Hutchby and any other persons in connection with his appointment. There are no family relationships between Mr. Hutchby and any director or executive officer of the Company, and Mr. Hutchby is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 12, 2019, Cherry Hill Mortgage Investment Corporation, a Maryland corporation (the “Company”), held its annual meeting of security holders. Each of the following five nominees to the board of directors was elected based on the votes for, votes withheld and broker non-votes set forth below after each respective name:

Name	Votes For	Votes Withheld	Broker Non-Vote

Jeffrey B. Lown II	9,507,718	115,905	5,981,331

Joseph Murin	6,447,601	3,176,022	5,981,331

Regina Lowrie	6,466,046	3,157,577	5,981,331

Robert C. Mercer Jr.	6,536,916	3,086,707	5,981,331

The Company’s security holders approved/disapproved, on a non-binding, advisory vote basis, the compensation of the Company’s named executive officers for the year ended December 31, 2018, based on the following votes for, votes against and abstentions:

Votes For	Votes Withheld	Abstentions
5,531,684	3,553,741	538,198

The Company’s security holders also chose, on a non-binding advisory vote basis, to hold future non-binding advisory votes on the compensation of the Company’s named executive officers, every year based on the following votes for, votes against and abstentions:

Every 3 years	Every 2 years	Annually
1,966,937	159,756	7,343,268

The Company’s security holders also ratified the appointment of Ernst & Young LLP as the Company’s independent public auditors for 2019 based on the following votes for, votes against and:

Votes For	Votes Against	Abstentions
15,154,611	346,997	103,346

Item 7.01	Regulation FD Disclosure

On June 13, 2019, the Company issued a press release announcing the retirement of Mr. Levine, Chief Financial Officer, Treasurer and Secretary of the Company, and the appointment of Mr. Hutchby, Chief Financial Officer, Treasurer and Secretary of the Company, in each case, effective June 12, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued on June 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

	By:	/s/ Michael Hutchby
Michael Hutchby
Date: June 13, 2019		Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated June 13, 2019